                                                                     EXHIBIT 1.2


                               ESCROW AGREEMENT

            THIS ESCROW AGREEMENT, dated as of August __, 1998, is entered into by and among Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Company"), Dakin Securities Corporation (the "Placement Agent") and U.S. Bank Trust N.A., a national banking institution incorporated under the laws of the United States of America (the "Escrow Agent").

            WHEREAS, the Company proposes to sell a minimum of 140,000 shares (the "Minimum Number of Shares"), up to a maximum of 200,000 shares (the "Maximum Number of Shares") of Series C Convertible Preferred Stock, $0.001 par value per share (the "Shares"), all as described in the Company's Registration Statement on Form S-2 (which, together with all amendments or supplements thereto is referred to herein as the "Registration Statement");

            WHEREAS, the Shares are being offered to investors by the Placement Agent, pursuant to a Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and pursuant to registration or exemptions from registration under state securities laws;

            WHEREAS, the offering of the Shares will terminate on or before September 13, 1998 (as such date may be extended by the Company and the Placement Agent for up to an additional 30 days) (the "Closing Date"); and

            WHEREAS, with respect to all subscription payments received from subscribers, the Company desires to establish an escrow account with the Escrow Agent at the office of its Escrow Administration, One California Street, 4th Floor, San Francisco, California 94111, and the Escrow Agent has agreed to establish and maintain such an account on the terms and conditions set forth in this Agreement.

            NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

            1. Establishment of Escrow. The Escrow Agent hereby agrees to receive and disburse the proceeds from the offering of the Shares and any interest earned thereon in accordance herewith.

            2. Deposit of Escrowed Property. The Placement Agent shall from time to time cause to be wired to or deposited with the Escrow Agent funds or checks of the subscribers delivered in payment for Shares (the "Escrowed Property"). Such Escrowed Property shall be wired to or deposited with the Escrow Agent not later than 12:00 noon on the date following the date on which it is received by the Placement Agent. Any wire transfers sent and any checks delivered to the Escrow Agent shall be made in accordance with the instructions set forth in Exhibit A attached hereto. Any checks delivered to the Escrow Agent pursuant to the terms hereof shall be made payable to or endorsed to the order of U.S. Bank Trust N.A. The Escrow Agent upon receipt of such checks shall present such checks for payment to the drawee-bank under such checks. The parties hereto acknowledge that any check delivered to the Escrow Agent will take two days to clear the drawee bank, and no funds shall be available for withdrawal until such time as any such check has cleared the drawee bank. Any checks not honored by the drawee-bank thereunder after the first presentment for payment shall be returned to the Company in the same manner notices are delivered pursuant to Section 6. Upon receipt of funds or checks from the Placement Agent, the Escrow Agent shall credit such funds and the amount of such checks to an interest-bearing account (the "Escrow Account") held by the Escrow Agent. If following the credit of the amount of any check to the Escrow Account such check is dishonored, the Escrow Agent, if such dishonored check amount shall have been invested pursuant to Section 3, shall liquidate to the extent of such dishonored check amount such investments and debit the Escrow Account for the amount of such dishonored check plus, if any, the amount of interest and other income earned with respect to any investment of such dishonored check amount.

            3. Investment of Escrowed Property. The Escrow Agent on the second business day ("business day" defined for purposes of this Escrow Agreement as any day which is not a Saturday, a Sunday or a day on which banks or trust companies in the City of San Francisco are authorized or obligated by law, regulation or executive order to remain closed) succeeding (unless such deposit is made in federal or other immediately available or "same day" funds, in which case, on the business day next succeeding) the credit of any Subscription Payment to the Escrow Account pursuant to Section 3 and until release of such proceeds in accordance with the terms hereof, shall place such proceeds in a U.S. Bank Money Market Account (the "Fund"), pursuant to Rule 15c2-4 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Escrow Agent shall in no event be liable for any loss resulting from any change in interest rates applicable to proceeds invested pursuant to this Section. Interest on proceeds invested pursuant to this Section shall accrue from the date of investment of such proceeds until the termination of such investment pursuant to the terms hereof and shall be paid as set forth in Section 6.

            4. List of Subscribers. The Placement Agent shall furnish or cause to be furnished to the Escrow Agent, at the time of each deposit of funds or checks pursuant to Section 2, a list, substantially in the form of Exhibit B hereto, containing the name of, the address of, the number of Shares subscribed for by, the subscription amount delivered to the Escrow Agent on behalf of, and the social security or taxpayer identification number, if applicable, of, each subscriber whose funds are being deposited, and to which is attached a completed W-9 form (or, in the case of any subscriber who is not a United States citizen or resident, a W-8 form) for each listed subscriber. The Escrow Agent shall notify the Placement Agent and the Company of any discrepancy between the subscription amounts set forth on any list delivered pursuant to this Section 4 and the subscription amounts received by the Escrow Agent. The Escrow Agent is authorized to revise such list to reflect the actual subscription amounts received and the release of any subscription amounts pursuant to Section 5.

            5. Disbursement of Funds.

                  (a) Initial Closing of Offering. If the Escrow Agent has received, on or before September 13, 1998 (as such date may be extended by the Company and the Placement Agent for up to an additional 30 days by written notice to the Escrow Agent) (the "Initial Closing Date"): (i) Subscription Payments for not less than the Minimum Number of Shares, (ii) the Company's written acceptance of Subscribers who have submitted Subscription Payments with respect to not less than the Minimum Number of Shares, and (iii) written instructions from an authorized officer of the Company and the Placement Agent stating that all conditions of the Offering have been fulfilled, substantially in the form attached hereto as Exhibit D (the "Closing Notice"), the Escrow Agent shall disburse all Subscription Payments plus all interest accrued thereon in immediately available funds (by wire transfer or such other reasonable method of payment as requested by the Company) to the bank designated on the Closing Notice for the account of the Company. The date on which such disbursement is made is hereinafter referred to as the Initial Closing. The Initial Closing Date shall not be earlier than the clearance of any funds received by the Escrow Agent.

                  (b) Additional Closings. In the event that additional funds are raised subsequent to the Initial Closing, one or more later closings may be held until the termination of this Agreement as provided below. The Escrow Agent shall release these additional funds to the designated bank from time to time upon receipt of written instructions from an authorized officer of the Company and the Placement Agent. Any additional closing date shall not be earlier than the clearance of any funds received by the Escrow Agent relating to such closing.

                  (c) Distribution at Each Closing. The Escrow Agent, after receipt of such Closing Notice and the clearance of all funds received by the Escrow Agent:

                      (i) on or prior to the Closing Date identified in such Closing Notice, shall liquidate any investments that shall have been made pursuant to Section 3 to the extent of the subscription payments to be distributed pursuant to the immediately succeeding clause (ii); and

                      (ii) on such Closing Date, pay to the Company and the Placement Agent, in federal or other immediately available funds and otherwise in the manner specified by the Company in such Closing Notice, an amount equal to the aggregate of the subscription payments paid by the subscribers identified in such Closing Notice for the Shares to be sold on such Closing Date, plus all interest accrued thereon.

                  (d) Termination of the Offering/Refund of Subscription Payments. If the Escrow Agent has not received on or before the Initial Closing Date Subscription Payments for the Minimum Number of Shares and shall have received a notice, substantially in the form of Exhibit C hereto (an "Offering Termination Notice"), from the Company, then the Escrow Agent shall release all Subscription Payments (with interest actually earned thereon), to each Subscriber at the address given by each Subscriber in such Subscriber's Purchase Agreement and the Escrow Agent shall notify the Company and the Placement Agent of its release of the Subscription Payments. All disbursements by the Escrow Agent pursuant to this Section shall be made on the Escrow Agent's usual escrow checks and shall be mailed by first class United States Postal Services mail, postage pre-paid, as soon as practicable but not later than the third business day after the Termination Date. The Company will provide all interest calculations to the Escrow Agent, based on the interest rate for the Fund provided by the Escrow Agent.

                  (e) Rejection of Subscriptions. If the Escrow Agent shall receive, prior to receipt of the Closing Notice, written instructions from an authorized officer of the Company and the Placement Agent, substantially in the form attached hereto as Exhibit E hereto (a "Subscription Termination Notice"), requesting the Escrow Agent to refund to one or more Subscribers such Subscriber's Subscription Payment, then the Escrow Agent shall release such Subscriber's Subscription Payment (together with interest actually accrued thereon), to such Subscriber, at the address given by such Subscriber in such Subscriber's Purchase Agreement. All disbursements by the Escrow Agent pursuant to this Section shall be made in accordance with Section 5(d) above.

                  (f) On a date following the transfer of any interest earned for the account of each subscriber pursuant to Section 5(a), (b), (c) or (d), but not later than January 31, 1999, the Escrow Agent shall provide each subscriber with tax form 1099 setting forth the amount of such interest.

                  (g) For the purposes of this Section 5, any check that the Escrow Agent shall be required to send to any subscriber shall be sent to such subscriber by first class mail, postage prepaid, at such subscriber's address furnished to the Escrow Agent pursuant to Section 4.

            6. Termination Date. This Agreement will terminate upon the first to occur of (the "Termination Date"): (a) the failure of the Company to meet the conditions of the Initial Closing as provided above; (b) the sale of the Maximum Number of Shares; (c) thirty days from the Initial Closing Date; provided, however, that the Company and the Placement Agent may extend the Offering for up to an additional 30 days by written notice to the Escrow Agent; or (d) the date on which written notice of termination executed by the Placement Agent and an authorized officer of the Company is provided to the Escrow Agent and any funds held by the Escrow Agent pursuant to this Agreement are distributed by the Escrow Agent in accordance with the terms hereof.

            7. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be (a) delivered by hand or
(b) sent by mail, registered or certified, with proper postage prepaid, and addressed as follows:

            if to the Company, to:

                  Shaman Pharmaceuticals, Inc.
                  213 East Grand Avenue
                  South San Francisco, California  94080
                  Attention: Lisa A. Conte
            with a copy to:

                  Brobeck, Phleger & Harrison LLP
                  2200 Geng Road
                  Two Embarcadero Place
                  Palo Alto, California  94303
                  Attention:  J. Stephan Dolezalek, Esq.

            if to the Placement Agent, to:

                  Dakin Securities Corporation
                  505 Sansome Street
                  San Francisco, CA  94111
                  Attention: Mr. John H. Dakin

                  with a copy to:

                  Sheppard, Mullin, Richter & Hampton LLP
                  Four Embarcadero Center, Suite 1700
                  San Francisco, California  94111
                  Attention: A. John Murphy, Esq.

            if to the Escrow Agent, to:

                  U.S. Bank Trust N.A.
                  Escrow Administration
                  One California Street, 4th Floor
                  San Francisco, California 94111
                  Attention: Carol Andreacchi

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above referenced manner. All such notices and communications, if mailed, shall be effective when deposited in the mails, except that notices and communications to the Escrow Agent and notices of changes of address shall not be effective until received.

            8. Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the Company and Placement Agent that:

                  (a) The Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds hold hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

                  (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

                  (c) The Escrow Agent shall not be liable, except for its own negligence or willful misconduct, and, except with respect to claims based upon such negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys, fees and disbursements, arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property, or any loss of interest incident to any such delays.

                  (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

                  (f) The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only. Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for taxpayer identification number certification or non-resident alien certifications.

            This paragraph (f) and paragraph (c) of this Section 8 shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

                  (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other documents or instrument held by or delivered to it.

                  (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                  (i) The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of notice of termination signed by both the Company and the Placement Agent or at any time may resign by giving written notice to such effect to the Company and the Placement Agent. Upon any such termination or resignation, the Escrow Agent shall deliver the Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The termination or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent Jurisdiction) or (ii) the day that is 30 days after the date of delivery: (A) to the Escrow Agent of the other parties' notice of termination or (B) to the other parties hereto of the Escrow Agent's written notice of resignation. If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to keep the Escrowed Property safe until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or any enforceable order of a court of competent jurisdiction.

                  (j) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

                  (k) In the event of any disagreement among or between the other parties hereto and/or the subscribers of the Shares resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Property until the Escrow Agent shall have received (i) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Property or (ii) a written agreement executed by the other parties hereto and consented to by the subscribers directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

                  (l) As consideration for its agreement to act as Escrow Agent as herein described, the other parties hereto, jointly and severally, agree to pay the Escrow Agent fees determined in accordance with the terms set forth on Exhibit F hereto (made a part of this Escrow Agreement as if herein set forth). In addition, the other parties hereto, jointly and severally, agree to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its Counsel).

                  (m) The other parties hereto irrevocably (i) submit to the jurisdiction of any California State or federal court sitting in the City of San Francisco in any action or proceeding arising out of or relating to this Escrow Agreement, (ii) agree that all claims with respect to such action or proceeding shall be heard and determined in such California State or federal court and
(iii) waive, to the fullest extent possible, the defense of an inconvenient forum. The other parties hereby consent to and grant any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of process or other papers in connection with any such action or proceeding in the manner provided hereinabove, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                  (n) No printed or other matter in any language (including, without limitation, the Registration Statement, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto. The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Registration Statement.

            9. Miscellaneous.

                  (a) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives, and the subscribers of the Shares, and shall not be enforceable by or inure to the benefit of any other third party except as provided in paragraph (i) of Section 8 with respect to the termination of, or resignation by, the Escrow Agent. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties.

                  (b) This Escrow Agreement shall be construed in accordance with and governed by the internal law of the State of California (without reference to its rules as to conflicts of law).

                  (c) This Escrow Agreement may only be modified by a writing signed by all of the parties hereto and consented to by the subscribers of the Shares adversely affected by such modifications. No waiver hereunder shall be effective unless in a writing signed by the party to be charged.

                  (d) This Escrow Agreement shall terminate upon the payment pursuant to Section 5 of all amounts held in the Escrow Account.

                  (e) The section headings herein are for convenience only and shall not affect the construction thereof. unless otherwise indicated, references to Sections are to Sections contained herein.

                  (f) This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                     [remainder of page intentionally blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first above written.

                              SHAMAN PHARMACEUTICALS, INC.

                              By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                              DAKIN SECURITIES CORPORATION

                              By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                              U.S. BANK TRUST N.A.

                              By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                    EXHIBIT A

                              Transfer Instructions

                                    EXHIBIT B
                            SUMMARY OF CASH RECEIVED
                             NEW PARTICIPANT DEPOSIT



                                                    Date: ______________________
Deposit Date:                                List Number: ______________________
Investment Date:                                                 Page ___ of ___
Batch Number:                                Approved By: ______________________
                                                    JOB#: ______________________
      For Bank use only

Title: ________________

                                     NUMBER OF                       TAX ID NO./
         NAME            DEPOSIT      SHARES         ADDRESS       SOC. SEC. NO.
---------------------  ----------    ---------   ---------------   -------------

---------------------  ----------    ---------   ---------------   -------------

---------------------  ----------    ---------   ---------------   -------------

---------------------  ----------    ---------   ---------------   -------------

---------------------  ----------    ---------   ---------------   -------------

                                    EXHIBIT C

                       Form of Offering Termination Notice

U.S. Bank Trust N.A.
Escrow Administration
One California Street, 4th Floor
San Francisco, CA  94111

Attention:  Carol Andreacchi

Dear Ms. Andreacchi:

            Pursuant to Section 5(d) of the Escrow Agreement dated as of August __, 1998 (the "Escrow Agreement") among Shaman Pharmaceuticals, Inc. (the "Company"), Dakin Securities Corporation and you, the Company hereby notifies you of the termination of the offering of the Shares (as that term is defined in the Escrow Agreement) and directs you to make payments to subscribers as provided for in Section 5(d) of the Escrow Agreement.

                                      Very truly yours,

                                      SHAMAN PHARMACEUTICALS, INC.

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT D

                             Form of Closing Notice

                                                           ____________ __, 1998

U.S. Bank Trust N.A.
Escrow Administration
One California Street, 4th Floor
San Francisco, CA  94111

Attention:  Carol Andreacchi

Dear Ms. Andreacchi:

            Pursuant to Section 5(a) of the Escrow Agreement dated as of August __, 1998 (the "Escrow Agreement") among Shaman Pharmaceuticals, Inc. (the "Company"), Dakin Securities Corporation and you, the Company hereby certifies that it has received subscriptions for the Shares (as that term is defined in the Escrow Agreement) and the Company will sell and deliver Shares to the subscribers thereof at a closing to be held on September __, 1998 (the "Closing Date"). The names of the subscribers concerned, the number of Shares subscribed for by each of such subscribers and the related subscription amounts are set forth on Schedule I annexed hereto.

            We hereby request that the aggregate subscription amount be paid to the Placement Agent and us as follows:

            1.  To the Company, $________;

            2.  To Dakin Securities Corporation, $____________; and

            3.  To the Escrow Agent, $____________.

            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

                              Very truly yours,

                                      SHAMAN PHARMACEUTICALS, INC.

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      DAKIN SECURITIES CORPORATION

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                             EXHIBIT E - SCHEDULE I
                                   SCHEDULE I

NAME OF SUBSCRIBER               NUMBER OF SHARES            SUBSCRIPTION AMOUNT
------------------               ----------------            -------------------


                                    EXHIBIT E

                     Form of Subscription Termination Notice

U.S. Bank Trust N.A.
Escrow Administration
One California Street, 4th Floor
San Francisco, CA  94111

Attention:  Carol Andreacchi

Dear Ms. Andreacchi:

            Pursuant to Section 5(e) of the Escrow Agreement dated as of August __, 1998 (the "Escrow Agreement") among Shaman Pharmaceuticals, Inc. (the "Company"), Dakin Securities Corporation and you, the Company hereby notifies you that the following subscription(s) have been rejected:

                              AMOUNT OF SUBSCRIBED            AMOUNT OF
   NAME OF SUBSCRIBERS          SHARES REJECTED         REJECTED SUBSCRIPTION
   -------------------        --------------------      ----------------------
                              $                         $

                                      Very truly yours,

                                      SHAMAN PHARMACEUTICALS, INC.

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT F




                                       F-1